Exhibit 10.2

KENNAMETAL INC.

PERFORMANCE UNIT AWARD

Grant Date:

           Kennametal Inc. (the “Company”) hereby grants to [NAME] (the “Awardee”), as of the Grant Date listed above, this Performance Unit Award (the “Award”) for [TARGET NUMBER OF STOCK UNITS] Stock Units, subject to the terms and conditions of the Kennametal Inc. Stock and Incentive Plan of 2010 (the “Plan”) and the additional terms listed below. Capitalized terms used herein, but not otherwise defined, shall have the same meaning ascribed to them in the Plan.

1.        Each Stock Unit represents the right to receive one Share of the Company’s Capital Stock, par value $1.25 per share, subject to the satisfaction of the Service Condition described herein and the Performance Conditions attached hereto as Exhibit A. Stock Units as initially awarded have no independent economic value, but rather are mere units of measurement used for purposes of calculating the number of Shares, if any, to be delivered under this Award. The maximum amount of Stock Units that may be earned under this Award is equal to two times the target number of Stock Units listed in the preamble above. Subject to the terms and conditions of this Award, one-third of the maximum number of Stock Units may be earned in each fiscal year of the three-year Performance Period (as defined in Exhibit A).

2.        Except as otherwise provided in this Award, Awardee must be actively employed by the Company on the Payment Date (defined below) to be eligible to receive Shares in payment of any Stock Units earned under this Award (the “Service Condition”).

3.        In addition to satisfaction of the Service Condition, payment under this Award is subject to, and contingent upon, achievement of the annual Performance Conditions during the Performance Period. The amount of this Award payable to Awardee will be determined by the level of achievement of the annual Performance Conditions as set forth in Exhibit A. Achievement of the Performance Conditions, including the level of achievement, if any, for each fiscal year in the Performance Period shall be determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”), in its sole discretion, and Awardee agrees to be bound by such determination; provided, however, the Compensation Committee shall not use its discretionary authority reserved under the last sentence of Section 6(g) of the Plan to reduce the number of Stock Units earned, if any, based on the achievement of the Performance Conditions pursuant to the terms and conditions of this Award. For each fiscal year of the Performance Period, any Stock Units that are not earned will be cancelled and forfeited at the end of such fiscal year.

4.        Issuance and Distribution.

           a.        At the end of each fiscal year to which this Award relates, the Compensation Committee will certify in writing the extent to which the applicable Performance Conditions have been achieved. For purposes of this provision, and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made may be treated as written certification.

           b.         Subject to the terms and conditions of this Award and unless otherwise specifically provided herein, Stock Units earned by an Awardee will be settled and paid in Shares of the Company’s Capital Stock as soon as practicable following the end of the Performance Period on a date determined in the Company’s discretion, but in no event later than the last day of the “applicable 2 1/2 month period” specified in Treas. Reg. §1.409A-1(b)(4) (the “Payment Date”).

           c.        Subject to the terms and conditions of this Award and unless otherwise specifically provided herein, in the event an Awardee Separates from Service on account of death or Disability during the Performance Period, the Stock Units, to the extent earned by the Awardee, shall be paid as soon as practicable following the date of such Separation from Service, but in no event later than the last day of the “applicable 2 1/2 month period” specified in Treas. Reg. §1.409A-1(b)(4).

           d.        Unless otherwise specifically provided herein, in the event of a Change in Control, any Stock Units earned by the Awardee based on Performance Conditions achieved prior to the closing date of the Change-in-Control transaction shall be paid on the closing date of the Change in Control transaction; provided, further, in the event of a Change in Control, Stock Units may, in the Committee’s discretion, be settled in cash and/or securities or other property

           e.        Notwithstanding any other provision of this Award to the contrary, with respect to an Awardee who is or becomes eligible to Separate from Service on account of Retirement during the Performance Period (a “Retirement Eligible Awardee”), any payment made to such Retirement Eligible Awardee under this Award by reason of (i) a Separation from Service on account of death shall be paid in the month following the month containing the date of such Separation from Service; (ii) a Separation from Service on account of Disability shall be paid in the month following the month containing the 6-month anniversary of the date of such Separation from Service; or (iii) achievement of the annual Performance Conditions during the Performance Period as specified herein (and regardless of whether Retirement Eligible Awardee Separates from Service on account of Retirement) shall be paid in [August 20XX]; or (iv) a Change in Control shall be paid in accordance with Section 4.d above only to the extent such event qualifies as a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

5.        Change in Awardee’s Status.

           a.        Death or Disability.    In the event an Awardee Separates from Service during the Performance Period on account of death or Disability, the Service Condition will be waived. For completed fiscal years, Awardee shall be entitled to receive payment for any Stock Units that have been earned based on the achievement of the Performance Conditions applicable to such fiscal year. For fiscal years not completed, the Performance Conditions will be deemed to have been achieved at the target level and the Awardee will be deemed to have earned for each such fiscal year a number of Stock Units that were able to be earned for such fiscal year.

           In the event an Awardee Separates from Service during the period between the end of the Performance Period and the Payment Date on account of death or Disability, the Service Condition will be waived and the Awardee shall be entitled to receive payment for any Stock Units that have been earned based on the achievement of the Performance Conditions prior to the date of death or Disability.

           b.         Retirement.    In the event a Retirement Eligible Awardee Separates from Service on account of Retirement during the Performance Period, the amount of this Award to be paid, if any, will be determined as follows. For completed fiscal years, Awardee shall be entitled to receive payment for any Stock Units that have been earned based on the achievement of the Performance Conditions applicable to such fiscal year. For the fiscal year in which the Separation from Service occurs, the Awardee will be entitled to receive payment for a number of Stock Units determined by multiplying (x) the number of Stock Units that are earned based on the achievement of the Performance Conditions applicable to such fiscal year, times (y) the fraction equal to the number of completed months starting with July 1st of the fiscal year in which the Separation from Service occurs and ending with the month of the Awardee’s Retirement, divided by 12. All other Stock Units granted under this Award, including Stock Units that could have been earned for fiscal years after the fiscal year in which the Separation from Service occurred, shall be cancelled and forfeited without payment by the Company or any Affiliate.

           c.        All Other Separations from Service.    In the event an Awardee Separates from Service for any other reason (other than death, Disability, or Retirement), including, but not limited to, voluntarily by the Awardee or involuntarily by the Company with or without cause, prior to the Payment Date, all Stock Units granted to the Awardee shall be cancelled and forfeited, whether payable or not, without payment by the Company or any Affiliate.

6.        The Stock Units will be entitled to receive Dividend Equivalents, which will be subject to all conditions and restrictions applicable to the underlying Stock Units to which they relate. Dividend Equivalents will accrue during the Performance Period. At the end of each fiscal year, Dividend Equivalents will be earned only for Stock Units that are earned or deemed earned under this Award for that fiscal year. With respect to Stock Units that are not earned for a fiscal year (because the applicable Performance Conditions are not satisfied or otherwise), Dividend Equivalents that were accrued for those Stock Units will be cancelled and forfeited along with the Stock Units and underlying Shares, without payment by the Company or any Affiliate. Dividend Equivalents will be paid in cash at such time as the underlying Stock Units to which they relate are paid.

7.        The Stock Units may not be sold, assigned, pledged, exchanged, hypothecated, gifted or otherwise transferred, encumbered or disposed of prior to the Payment Date, except as described herein or in the Plan.

8.        The Shares underlying the Stock Units shall not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. The Company may refuse to register a transfer of the Shares on the stock transfer records of the Company if the transfer constitutes a violation of any applicable securities law and the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares.

9.        This Performance Unit Award is intended to comply with Section 409A of the Internal Revenue Code (which deals with nonqualified deferred compensation) or an exception thereto and the regulations promulgated thereunder and will be construed accordingly. To the extent a payment is subject to Section 409A and not excepted therefrom, such payment shall be treated as made on the specified date of payment if such payment is made at such date or a later date in the same calendar year or, if later, by the 15th day of the third calendar month following the specified date of payment, as provided and in accordance with Treas. Reg. § 1.409A-3(d). An Awardee shall have no right to designate the date of any payment under this Award. The Company reserves the right to administer, amend or modify the Award or to take any other action necessary or desirable to enable the Award to be interpreted and construed accordingly. Notwithstanding the foregoing, the Awardee acknowledges and agrees that Section 409A may impose upon the Awardee certain taxes or interest charges for which the Awardee is and shall remain solely responsible.

10.      Notwithstanding anything to the contrary in this Award or the Plan, in the event that this Award is not accepted by the Awardee on or before the date that is 180 days from the grant date noted herein (the “Forfeiture Date”), then this Award shall become null and void and all Stock Units subject to this Award shall be forfeited by the Awardee as of the Forfeiture Date. For acceptance to be valid, the Awardee must accept this Award in the manner specified by the Company. Any Shares underlying the Stock Units covered by this Award that are forfeited by the Awardee shall be returned to the Plan and resume the status of shares available for grant.

11.      All other terms and conditions applicable to this Award are contained in the Plan. A copy of the Plan and related Prospectus is available on the Kennametal InfoNet in the Shared Services—Human Resources Portal under the Total Rewards tab, as well as on your account page at www.Fidelity.com under Plan Information and Documents.

KENNAMETAL INC.

By:	Kevin G. Nowe
Title:	Vice President, Secretary and General Counsel

Exhibit A

Performance Conditions for FYXX LTIP Performance Unit Awards

[Financial Metric]
	FYXX	FYXX	FYXX
Maximum	*******	*******	*******
Target	*******	*******	*******
Threshold	*******	*******	*******

Note: The table sets forth the three year period beginning July 1, 20XX and ending June 30, 20XX

(“Performance Period”) referenced in the Performance Unit Award Agreement to which this Exhibit A is attached.

Performance Conditions Payout Table
Maximum Performance	120%	120%	120%
Payout at Maximum	200%	200%	200%
Target Performance	100%	100%	100%
Payout at Target	100%	100%	100%
Threshold Performance	80%	80%	80%
Payout at Threshold	50%	50%	50%

Note: Interpolation between values shown in the above table will be made on a straight line basis.

There will be no payment for performance below Threshold, and no additional payment for performance above Maximum.

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